Exhibit 99.1

CareMax Acquires Senior Medical Associates to Further Expand Broward County Presence

Acquisition Adds 10 Medical Centers and Approximately 5,000 Medicare Advantage Members

Miami, FL – June 21, 2021 -- CareMax, Inc. (“CareMax”) (NASDAQ: CMAX; CMAXW), a leading technology-enabled provider of value-based care to seniors, announced today the closing of the acquisition of Senior Medical Associates, LLC (“SMA”). SMA operates 10 conveniently located medical centers across Broward County with approximately 5,000 Medicare Advantage members in the SMA network. CareMax intends to use SMA’s footprint as the foundation of CareMax’s expansion initiative in Broward County, a market with more than 335,000 Medicare eligible beneficiaries. CareMax expects the transaction to be immediately accretive.

“We believe the acquisition of SMA will further CareMax’s ability to provide high-quality, compassionate care to seniors,” commented Carlos de Solo, Chief Executive Officer of CareMax. “This is an important acquisition for CareMax and is a step forward in executing our multi-pronged expansion strategy focused on de novo growth and strategic M&A.”

With this acquisition, CareMax now operates 36 medical centers, serving approximately 62,000 patients, including approximately 22,000 Medicare Advantage members. SMA brings to CareMax a track record of high-quality clinical care and member satisfaction. CareMax plans to build upon this success and accelerate the growth of the SMA network through multiple strategic avenues, including:

•	Utilizing CareMax’s proprietary technology platform, CareOptimize, to provide data, analytics and rules-based decision tools/workflows for SMA care teams to customize high-touch, whole person care and improve medical loss ratios;
•	Driving further organic growth by utilizing CareMax’s sales and marketing infrastructure and additional health plan relationships to fill existing patient capacity in SMA clinics (currently at ~50% capacity); and
•	Creating a leading presence in the region by filling in location gaps in a key adjacent market.

About CareMax

CareMax is a technology-enabled care platform providing value-based care and chronic disease management to seniors. CareMax operates medical centers that offer a comprehensive suite of healthcare and social services, and a proprietary software and services platform that provides data, analytics, and rules-based decision tools/workflows for physicians across the United States. Learn more at www.caremax.com.

About Senior Medical Associates

Senior Medical Associates is a group of primary care physicians with medical centers throughout Broward County. The group is dedicated to patients over 65 years of age, allowing for the full focus on the needs of seniors. The team consists of experienced physicians, nurse practitioners, medical assistants and staff all dedicated to providing compassionate and caring, personalized, primary care.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include statements regarding our future growth and strategy. Words such as "anticipate," "believe," "budget," "contemplate," "continue," "could," "envision," "estimate," "expect," "guidance," "indicate," "intend," "may," "might," "plan," "possibly," "potential," "predict," "probably," "pro-forma," "project," "seek," "should," "target," or "will," or the negative or other variations thereof, and similar words or phrases or comparable terminology, are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company's control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.

Important risks and uncertainties that could cause the Company's actual results and financial condition to differ materially from those indicated in forward-looking statements include, among others, the Company's ability to expand its business and the business of SMA; the Company's ability to integrate SMA into the Company; changes in market or industry conditions, regulatory environment, competitive conditions, and receptivity to the Company's services; the Company's ability to continue its growth; changes in laws and regulations applicable to the Company's business, in particular with respect to Medicare Advantage or Medicaid; the Company's ability to maintain its relationships with health plans and other key payers; the impact of COVID-19 or another pandemic, epidemic or outbreak of infectious disease on the Company's business and results of operation; and the Company's ability to recruit and retain qualified team members and independent physicians. For a detailed discussion of the risk factors that could affect the Company's actual results, please refer to the risk factors identified in the Company's reports filed with the SEC. All information provided in this press release is as of the date hereof, and the Company undertakes no duty to update or revise this information unless required by law.

Contacts:

CareMax, Inc.

Gordon Carroll

gordon.carroll@caremax.com

Roger Ou

roger.ou@caremax.com

Investor Relations

The Equity Group Inc.

Devin Sullivan

Senior Vice President

dsullivan@equityny.com

(212) 836-9608